Exhibit 5.1

Hogan & Hartson L.L.P.

555 13th Street, N.W.

Washington, D.C. 20004

July 28, 2006

Board of Directors

XM Satellite Radio Inc.

XM Satellite Radio Holdings Inc.

1500 Eckington Place, N.E.

Washington, D.C. 20002

Ladies and Gentlemen:

We are acting as counsel to XM Satellite Radio Inc., a Delaware corporation (the “Company”), XM Satellite Radio Holdings Inc., a Delaware corporation (“Holdings”), XM Equipment Leasing LLC, a Delaware corporation (“XMEL”) and XM Radio Inc., a Delaware corporation (“FCC License Subsidiary,” and together with Holdings and XMEL, the “Guarantors”), in connection with their Registration Statement on Form S-4, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission and relating to the proposed offering of up to $600,000,000 in aggregate principal amount of 9.75% Senior Notes due 2014 and $200,000,000 in aggregate principal amount of Senior Floating Rate Notes due 2013 (the “Exchange Notes”) guaranteed by the Guarantors (the “Exchange Guarantees”) in exchange for, respectively, up to $600,000,000 in aggregate principal amount of 9.75% Senior Notes due 2014 and $200,000,000 in aggregate principal amount of Senior Floating Rate Notes due 2013 (the “Outstanding Notes”) guaranteed by the Guarantors (the “Outstanding Guarantees”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):

1.	An executed copy of the Registration Statement.

2.	An executed copy of the Indenture, dated as of May 1, 2006 (the “Fixed Rate Note Indenture”), by and between the Company, the Guarantors and The Bank of New York, including the form of Exchange Notes to be issued pursuant thereto relating to the 9.75% Senior Notes due 2014.

3.	An executed copy of the Indenture, dated as of May 1, 2006 (the “Floating Rate Note Indenture” and together with the Fixed Rate Note Indenture, the “Indentures”), by and between the Company, the Guarantors and The Bank of New York, including the form of Exchange Notes to be issued pursuant thereto relating to the Senior Floating Rate Notes due 2013.

4.	An executed copy of the notation relating to the Outstanding Guarantees.

5.	The form of the notation relating to the Exchange Guarantees, as such form is set forth in the Indenture.

6.	The Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on April 3, 2006 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

7.	The Restated Bylaws of the Company, as amended, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

Board of Directors

XM Satellite Radio Inc.

XM Satellite Radio Holdings Inc.

July 28, 2006

8.	Resolutions of the Board of Directors of the Company adopted at meetings held on December 16, 2005, February 2, 2006 and April 20, 2006, and resolutions of the Finance Committee of the Board of Directors of the Company adopted at meetings held on March 28, 2006 and April 20, 2006, each as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, the exchange of the Exchange Notes for the Outstanding Notes and arrangements in connection therewith.

9.	The Restated Certificate of Incorporation of Holdings, as amended, as certified by the Secretary of State of the State of Delaware on April 3, 2006 and as certified by the Secretary of Holdings on the date hereof as being complete, accurate and in effect.

10.	The Restated Bylaws of Holdings, as amended, as certified by the Secretary of Holdings on the date hereof as being complete, accurate and in effect.

11.	Resolutions of the Board of Directors of Holdings adopted at meetings held on December 16, 2005, February 2, 2006 and April 20, 2006, and resolutions of the Finance Committee of the Board of Directors of Holdings adopted at meetings held on March 28, 2006 and April 21, 2006, each as certified by the Secretary of Holdings on the date hereof as being complete, accurate and in effect, relating to, among other things, the issuance of the Exchange Guarantees in connection with the exchange of the Exchange Notes for the Outstanding Notes with the Outstanding Guarantees thereon and arrangements in connection therewith.

12.	The Certificate of Formation of XMEL, as certified by the Secretary of State of the State of Delaware on April 24, 2006 and as certified by the Secretary of XMEL on the date hereof as being complete, accurate and in effect.

13.	The Operating Agreement of XMEL, as amended, as certified by the Secretary of XMEL on the date hereof as being complete, accurate and in effect.

14.	Resolutions of the Finance Committee of the Board of Directors of XMEL adopted at a meeting held on April 21, 2006, as certified by the Secretary of XMEL on the date hereof as being complete, accurate and in effect, relating to, among other things, the issuance of the Exchange Guarantees in connection with the exchange of the Exchange Notes for the Outstanding Notes with the Outstanding Guarantees thereon and arrangements in connection therewith.

15.	The Certificate of Incorporation of FCC License Subsidiary, as certified by the Secretary of State of the State of Delaware on April 24, 2006 and as certified by the Secretary of FCC License Subsidiary on the date hereof as being complete, accurate and in effect.

16.	The Bylaws of FCC License Subsidiary, as certified by the Secretary of FCC License Subsidiary on the date hereof as being complete, accurate and in effect.

17.	Resolutions of the Finance Committee of the Board of Directors of FCC License Subsidiary adopted at a meeting held on April 21, 2006, as certified by the Secretary of FCC License Subsidiary on the date hereof as being complete, accurate and in effect, relating to, among other things, the issuance of the Exchange Guarantees in connection with the exchange of the Exchange Notes for the Outstanding Notes with the Outstanding Guarantees thereon and arrangements in connection therewith.

In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents, and the conformity to authentic original documents of all of the Documents submitted to

Board of Directors

XM Satellite Radio Inc.

XM Satellite Radio Holdings Inc.

July 28, 2006

us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on (i) the Delaware General Corporation Law, as amended, and (ii) the laws of the State of New York (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the terms “Delaware General Corporation Law, as amended” and “the laws of the State of New York” include the statutory provisions contained therein, all applicable provisions of the Delaware and New York Constitutions and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Exchange Notes have been duly authorized on behalf of the Company and the Exchange Guarantees have been duly authorized on behalf of the Guarantors and that, (i) following the effectiveness of the Registration Statement and receipt by the Company of the Outstanding Notes with the Outstanding Guarantees thereon in exchange for the Exchange Notes with the Exchange Guarantees thereon as specified in the resolutions of the Company and the Guarantors referred to above, and (ii) assuming due execution, authentication, issuance and delivery of the Exchange Notes and the Exchange Guarantees as provided in the Indenture, the Exchange Notes will constitute valid and binding obligations of the Company, and the Exchange Guarantees of each of Holdings, XMEL and FCC License Subsidiary will constitute a valid and binding obligation of such Guarantor as provided therein.

This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan & Hartson L.L.P.

HOGAN & HARTSON, L.L.P.